                                                                   Exhibit 4(b)






                              MERRILL LYNCH & CO., INC.

                                          TO

                              THE CHASE MANHATTAN BANK,

                                     as Trustee






                       ----------------------------------------

                           ELEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of _________ __, 1998

                       ----------------------------------------




                      Creating a series of Securities designated
                 Structured Yield Product Exchangeable for Stock -SM-
                       ___% STRYPES -SM- Due ________ __, 2001




                              Supplemental to Indenture
                              Dated as of April 1, 1983,
                                     as Amended

                                  TABLE OF CONTENTS
                                  -----------------

                                     ARTICLE ONE

                                     DEFINITIONS

     SECTION 101.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   2
          Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          CIBER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          CIBER Common Stock . . . . . . . . . . . . . . . . . . . . . . . .   2
          CIBER Successor. . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Closing Price. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Debt Instrument. . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Downside Protection Threshold Price. . . . . . . . . . . . . . . .   3
          Extraordinary Cash Dividend. . . . . . . . . . . . . . . . . . . .   3
          Forward Contract . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Forward Purchase Contract. . . . . . . . . . . . . . . . . . . . .   3
          Initial Appreciation Cap . . . . . . . . . . . . . . . . . . . . .   3
          Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Initial Price. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Interest Payment Date. . . . . . . . . . . . . . . . . . . . . . .   3
          Marketable Securities. . . . . . . . . . . . . . . . . . . . . . .   3
          Maturity Consideration . . . . . . . . . . . . . . . . . . . . . .   3
          Maturity Date. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Maturity Price . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Payment Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Payment Rate Formula . . . . . . . . . . . . . . . . . . . . . . .   4
          Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Principal Indenture. . . . . . . . . . . . . . . . . . . . . . . .   4
          Regular Record Date. . . . . . . . . . . . . . . . . . . . . . . .   4
          Reorganization Event . . . . . . . . . . . . . . . . . . . . . . .   4
          Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Share Components . . . . . . . . . . . . . . . . . . . . . . . . .   4
          STRYPES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          STRYPES Certificates . . . . . . . . . . . . . . . . . . . . . . .   4
          Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . .   4
          Threshold Appreciation Price . . . . . . . . . . . . . . . . . . .   4
          Trading Day. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Transaction Value. . . . . . . . . . . . . . . . . . . . . . . . .   4
          Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

          Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                     ARTICLE TWO

                                     THE STRYPES

     SECTION 201.   Description of the STRYPES . . . . . . . . . . . . . . .   5
     SECTION 202.   Form of STRYPES. . . . . . . . . . . . . . . . . . . . .   6

                                    ARTICLE THREE

                           PAYMENT AND DISCHARGE OF STRYPES

     SECTION 301.   Payment and Discharge on the Maturity Date . . . . . . .   6
     SECTION 302.   No Fractional Shares . . . . . . . . . . . . . . . . . .   7
     SECTION 303.   Adjustment of Payment Rate Formula . . . . . . . . . . .   7
     SECTION 304.   Payment and Discharge with Cash. . . . . . . . . . . . .  10
     SECTION 305.   Notice of Adjustments and Certain Other Events . . . . .  10
     SECTION 306.   Shares Free and Clear. . . . . . . . . . . . . . . . . .  12
     SECTION 307.   Cancellation of STRYPES Certificates . . . . . . . . . .  12

                                     ARTICLE FOUR

                                        TAXES

     SECTION 401.   Documentary, Stamp, Transfer or Similar Taxes. . . . . .  12
     SECTION 402.   Treatment of STRYPES . . . . . . . . . . . . . . . . . .  13

                                     ARTICLE FIVE

                           AMENDMENT OF CERTAIN PROVISIONS
                              OF THE PRINCIPAL INDENTURE

     SECTION 501.   Amendments Relating to the STRYPES . . . . . . . . . . .  14
     SECTION 502.   Interpretation of Principal Indenture. . . . . . . . . .  20

                                     ARTICLE SIX

                                    MISCELLANEOUS

     SECTION 601.   Effect of Supplemental Indenture . . . . . . . . . . . .  20
     SECTION 602.   Conflict with Trust Indenture Act. . . . . . . . . . . .  20
     SECTION 603.   Successors and Assigns . . . . . . . . . . . . . . . . .  20
     SECTION 604.   Separability Clause. . . . . . . . . . . . . . . . . . .  20

     SECTION 605.   Benefits of Supplemental Indenture . . . . . . . . . . .  21
     SECTION 606.   Governing Law. . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 607.   Execution in Counterparts. . . . . . . . . . . . . . . .  21
     SECTION 608.   Responsibility for Recitals. . . . . . . . . . . . . . .  21

     Eleventh Supplemental Indenture, dated as of _________ __, 1998 (the "Supplemental Indenture"), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at World Financial Center, New York, New York 10281 (the "Company"), and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York and having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented to the date hereof, the "Principal Indenture"), to the Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (the "Securities"), unlimited as to principal amount; and

     WHEREAS, the Principal Indenture, as amended by the Trust Indenture Reform Act of 1990, and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, the Company proposes to create and issue a new series of Securities designated as its Structured Yield Product Exchangeable for Stock-SM-, ___% STRYPES-SM- Due ________ __, 2001 (each such Security being referred to herein as a "STRYPES"), the terms of which will require the Company to pay and discharge the STRYPES on their maturity date by delivering to the Holders thereof shares of Common Stock, par value $.01 per share ("CIBER Common Stock"), of CIBER, Inc., a Delaware corporation ("CIBER"), (or, in the event there shall occur a Reorganization Event (as defined in Section 303(d) of Article Three), cash and/or Marketable Securities) or, at the option of the Company, cash with an equal value, as provided herein; and

     WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, (a) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Principal Indenture which may be defective or inconsistent with any other provision of the Principal Indenture, or to make any other provisions with respect to matters or questions arising under the Principal Indenture which shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and

------------------------------

-SM-  Service mark of Merrill Lynch & Co., Inc.

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

     SECTION 101. DEFINITIONS. For all purposes of the Principal Indenture and this Supplemental Indenture relating to the series of Securities (consisting of STRYPES) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article One have the meanings assigned to them in this Article One. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "CIBER" has the meaning specified in the third recital of the Company in this instrument.

          "CIBER Common Stock" has the meaning specified in the third recital of the Company in this instrument.

          "CIBER Successor" has the meaning specified in Section 303(b).

          "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of the Principal Indenture, and thereafter "Company" shall mean such successor corporation.

          "Debt Instrument" has the meaning specified in Section 402(a).

          "Downside Protection Threshold Price" has the meaning specified in
     Section 301.

          "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on the CIBER Common Stock occurring in such 12-month period (excluding any such dividends occurring in such period for which a prior adjustment to the Payment Rate Formula was previously made under Section
     303) exceeds on a per share basis 10% of the average of the Closing Prices per share of the CIBER Common Stock over such 12-month period; provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 303(a).

          "Forward Contract" has the meaning specified in Section 402(a).

          "Forward Purchase Contract" means the Forward Purchase Contract, dated _______, 1998, among the Company, Merrill Lynch Mortgage Capital Inc., The Bank of New York, as collateral agent, and Bobby G. Stevenson.

          "Indenture" has the meaning specified in the second recital of the Company in this instrument.

          "Initial Appreciation Cap" has the meaning specified in Section 301.

          "Initial Price" has the meaning specified in Section 301.

          "Interest Payment Date" has the meaning specified in Section 201.

          "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by The NASDAQ National Market.

          "Maturity Consideration" means the number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event, cash and/or Marketable Securities in lieu thereof) or, at the Company's option, the amount of cash, in either case deliverable upon payment and discharge of the STRYPES on the Maturity Date as provided in Article Three.

          "Maturity Date" has the meaning specified in Section 201.

          "Maturity Price" means, subject to adjustment as provided for in
     Section 303(a)(v) of Article Three, the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date.

          "NYSE" means the New York Stock Exchange, Inc.

          "Payment Rate" has the meaning specified in Section 301.

          "Payment Rate Formula" has the meaning specified in Section 301.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

          "Principal Indenture" has the meaning specified in the first recital of the Company in this instrument.

          "Regular Record Date" has the meaning specified in Section 201.

          "Reorganization Event" has the meaning specified in Section 303(b).

          "Securities" has the meaning specified in the first recital of the Company in this instrument.

          "Share Components" has the meaning specified in Section 301.

          "STRYPES" has the meaning specified in the third recital of the Company in this instrument.

          "STRYPES Certificates" has the meaning specified in Section 202.

          "Supplemental Indenture" has the meaning specified in the first paragraph of this instrument.

          "Threshold Appreciation Price" has the meaning specified in Section
     301.

          "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

          "Transaction Value" means, with respect to any Reorganization Event, the sum of (x) for any cash received in such Reorganization Event, the amount of cash received per share of CIBER Common Stock, (y) for any property other than cash or securities received in such Reorganization Event, an amount equal to the market value on the third Business Day preceding the Maturity Date of such property received per share of CIBER Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (z) for any securities received in such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of such securities (subject to adjustment on a basis consistent with the provisions of Section 303(a) received for each share of CIBER Common Stock; PROVIDED, HOWEVER, if one or more adjustments to the Payment Rate Formula shall have become effective prior to the effective date for such Reorganization Event, then the Transaction Value determined in accordance with the foregoing shall be adjusted by multiplying such Transaction Value by the Share Component in clause (c) of the Payment Rate Formula immediately before the effective date for such Reorganization Event.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee with respect to the STRYPES shall have become such pursuant to the applicable provisions of the Principal Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unit" has the meaning specified in Section 402(a).


                                     ARTICLE TWO

                                     THE STRYPES

     SECTION 201. DESCRIPTION OF THE STRYPES. The Securities shall be known and designated as the "Structured Yield Product Exchangeable for Stock, ___% STRYPES Due ________ __, 2001" of the Company. The aggregate number of STRYPES which may be authenticated and delivered under this Supplemental Indenture is limited to _________ with an issue price of $_____ per STRYPES, or $___________ in the aggregate, except for STRYPES evidenced by STRYPES Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other STRYPES Certificates evidencing such STRYPES pursuant to Section 304, 305, 306 or 906 of the Principal Indenture.

     The STRYPES shall mature on _______ __, 2001 (the "Maturity Date"). On the Maturity Date, the STRYPES shall be paid and discharged as provided in Article Three of this Supplemental Indenture.

     The STRYPES shall bear interest at the rate of $______ per STRYPES per annum (or $_____ per STRYPES per quarter), from _________ __, 1998, or from the most recent Interest

Payment Date to which interest has been paid or duly provided for, as the case may be, until the Maturity Date or earlier date on which the issue price of all STRYPES is repaid in accordance with the provisions of the Indenture. Interest shall be payable in cash quarterly in arrears on _________, _______, ______ and _________, beginning _________, 1998, and on the Maturity Date (each, an "Interest Payment Date"), to the Persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest on the STRYPES shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest on the STRYPES shall be payable and the Maturity Consideration shall be deliverable or payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The STRYPES shall not be redeemable at the option of the Company prior to the Maturity Date. The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES shall not be payable at the option of the Holders prior to the Maturity Date.

     The STRYPES shall be issuable only in registered form without coupons. The STRYPES will be issued in any whole numbers. No fractional STRYPES or scrip representing fractional STRYPES shall be issued.

     SECTION 202. FORM OF STRYPES. The STRYPES shall be evidenced by certificates ("STRYPES Certificates") in the form attached hereto as Exhibit A.


                                    ARTICLE THREE

                           PAYMENT AND DISCHARGE OF STRYPES

     SECTION 301.  PAYMENT AND DISCHARGE ON THE MATURITY DATE.    On the
Maturity Date, the Company shall pay and discharge each STRYPES by delivering to the Holder thereof a number of shares (such number of shares being hereinafter referred to as the "Payment Rate") of CIBER Common Stock determined in accordance with the following formula (the "Payment Rate Formula"), subject to adjustment as a result of certain dilution events relating to CIBER Common Stock as provided for in Section 303 of this Article Three: (a) if the Maturity Price is greater than or equal to $_____ (the "Threshold Appreciation Price"), _____ shares of CIBER Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $___________ (the "Initial Appreciation Cap"), a fractional share of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Appreciation Cap (such fractional share being calculated to the nearest 1/10,000th of a share of CIBER Common Stock or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share), (c) if the Maturity Price is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, one share of CIBER Common Stock per STRYPES, (d) if the Maturity Price is less than the Initial Price but is greater than or equal to $ _____ (the "Downside Protection Threshold Price"), a number of shares of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Price and (e) if the Maturity Price is less than the Downside Protection Threshold Price, _____ shares of CIBER Common Stock per STRYPES. The numbers of shares of CIBER Common Stock per STRYPES specified in clauses (a), (c) and (e) of the Payment Rate Formula are hereinafter referred to as the "Share Components." No fractional shares of CIBER Common Stock shall be delivered on the Maturity Date as provided in Section 302 of this Article Three.

     SECTION 302. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of CIBER Common Stock shall be delivered on the Maturity Date. If more than one STRYPES shall be held at one time by the same Holder, the number of full shares of CIBER Common Stock which shall be delivered upon payment and discharge of such Holder's STRYPES shall be computed on the basis of the aggregate number of STRYPES so held on the Maturity Date. In lieu of any fractional share of CIBER Common Stock which would otherwise be deliverable upon payment and discharge of any STRYPES on the Maturity Date, the Company, through any applicable Paying Agent, shall make a cash payment in respect of such fractional share in an amount equal to the value of such fractional share based upon the Maturity Price.

     SECTION 303.  ADJUSTMENT OF PAYMENT RATE FORMULA.

     (a) ADJUSTMENT FOR DISTRIBUTIONS, SUBDIVISIONS, SPLITS, COMBINATIONS OR RECLASSIFICATIONS. The Payment Rate Formula shall be subject to adjustment from time to time as follows:

          (i)  If CIBER shall:
               (A) pay a stock dividend or make a distribution with respect to CIBER Common Stock in shares of such stock;

               (B) subdivide or split the outstanding shares of such CIBER Common Stock into a greater number of shares;

               (C) combine the outstanding shares of CIBER Common Stock into a smaller number of shares; or

               (D) issue by reclassification of shares of CIBER Common Stock any shares of common stock of CIBER;

then, in any such event, the Payment Rate Formula shall be adjusted so that each Holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge of such STRYPES on the Maturity Date (as provided in Section 301 of this Article Three), the number of shares of CIBER Common Stock (or, in the case of a reclassification referred to in clause (D) above, the number of shares of other common stock of CIBER issued pursuant thereto) which such Holder would have owned or been entitled to receive immediately following any event described above had such STRYPES been paid and discharged immediately prior to such event or any record date with respect thereto. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of CIBER Common Stock entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

          (ii) ADJUSTMENT FOR ISSUANCE OF CERTAIN RIGHTS OR WARRANTS. If CIBER shall issue rights or warrants to all holders of CIBER Common Stock entitling them to subscribe for or purchase shares of CIBER Common Stock (other than rights to purchase CIBER Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the then current market price of the CIBER Common Stock, then in each case the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of CIBER Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of CIBER Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of CIBER Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of CIBER Common Stock which the aggregate offering price of the total number of shares of CIBER Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price, which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of CIBER Common Stock are not delivered after the expiration of such rights or warrants, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of CIBER Common Stock actually delivered. Each such adjustment shall be made successively. For purposes of this subparagraph (ii), the term "current market price" shall mean the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; PROVIDED, HOWEVER, if any event that would result in another adjustment of the Payment Rate Formula pursuant to this Section 303(a) occurs during such 20-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (iii)  ADJUSTMENT FOR DISTRIBUTIONS.   If CIBER shall pay a dividend
or make a distribution to all holders of CIBER Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in subparagraph (i)(A) above or any cash dividends that do not constitute Extraordinary Cash Dividends) or shall issue to all holders of CIBER Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding any rights to purchase shares of CIBER Common Stock pursuant to a plan for the reinvestment of dividends or interest and any rights or warrants referred to in subparagraph (ii) above), then in each such case, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect on the record date referred to below by a fraction, the numerator of which shall be the market price per share of CIBER Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, and the denominator of which shall be such market price per share of CIBER Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one share of CIBER Common Stock. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants. Each such adjustment shall be made successively. For purposes of this subparagraph (iii), the term "market price" shall mean the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to such record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants; PROVIDED, HOWEVER, if any event that would result in another adjustment of the Payment Rate Formula pursuant to this Section 303(a) occurs during such 20-day period, the market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (iv) ISSUANCE IN PAYMENT OF DIVIDEND. Any shares of CIBER Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of CIBER Common Stock under subparagraph (ii) above.

          (v) GENERAL; MATURITY PRICE ADJUSTMENT. All adjustments to the Payment Rate Formula shall be calculated to the nearest 1/10,000th of a share of CIBER Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Payment Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula pursuant to subparagraph (i), (ii) or (iii) of this Section 303(a), an adjustment shall also be made to the Maturity Price solely to determine which clause of the Payment Rate Formula will apply on the Maturity Date. The required adjustment to the Maturity Price shall be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after such adjustment pursuant to subparagraph (i), (ii) or (iii) and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before such adjustment. Each such adjustment shall be made successively. This subparagraph

(v) shall be so used to adjust the definition of Maturity Price only as such term is used for the first time in each of clauses (a) through (e) of the Payment Rate Formula.

     (b) ADJUSTMENT FOR CONSOLIDATION, MERGER OR OTHER REORGANIZATION EVENT. In the event of (i) any consolidation or merger of CIBER, or any surviving entity or subsequent surviving entity of CIBER (a "CIBER Successor"), with or into another entity (other than a consolidation or merger in which CIBER is the continuing corporation and in which the CIBER Common Stock outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of CIBER or another corporation), (ii) any sale, transfer, lease or conveyance to another entity of the property of CIBER or any CIBER Successor as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of CIBER or any CIBER Successor with another entity (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution, winding up or bankruptcy of CIBER or any CIBER Successor (any such event described in clause (i), (ii), (iii) or (iv), a "Reorganization Event"), the Payment Rate Formula used to determine the amount payable on the Maturity Date for each STRYPES will be adjusted to provide that each Holder of STRYPES will receive on the Maturity Date for each STRYPES cash in an amount equal to (a) if the Transaction Value is greater than or equal to the Threshold Appreciation Price, _____ (subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described in paragraph (a) above) multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Appreciation Cap, the Initial Appreciation Cap, (c) if the Transaction Value is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, the Transaction Value, (d) if the Transaction Value is less than the Initial Price but is greater than or equal to the Downside Protection Threshold Price, the Initial Price and (e) if the Maturity Price is less than the Downside Protection Threshold Price, _____ (subject to adjustment in the same manner and to the same extent as the Share Components in the Payment Rate Formula are adjusted as described in paragraph (a) above) multiplied by the Transaction Value. Notwithstanding the foregoing, if any Marketable Securities are received by holders of CIBER Common Stock in such Reorganization Event, then in lieu of delivering cash as provided above, the Company may at its option deliver an equivalent amount (based on the value determined in accordance with clause (z) of the definition of "Transaction Value") of Marketable Securities, but not exceeding, as a percentage of the total consideration required to be delivered, the percentage of the total Transaction Value attributable to such Marketable Securities. If the Company elects to deliver Marketable Securities, Holders of the STRYPES will be responsible for the payment of any and all brokerage and other transactional costs upon the sale of such securities.

     SECTION 304. PAYMENT AND DISCHARGE WITH CASH. Notwithstanding the provisions of Sections 301, 302 and 303 of this Article Three, the Company may, at its option, in lieu of delivering shares of CIBER Common Stock on the Maturity Date, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per STRYPES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of CIBER Common Stock at the Maturity Price. Such option, if exercised by the Company, must be exercised with respect to all shares of CIBER Common Stock otherwise deliverable on the Maturity Date upon payment and discharge of all Outstanding STRYPES.

In determining the amount of cash deliverable upon payment and discharge of the STRYPES in lieu of shares of CIBER Common Stock pursuant to the second preceding sentence, if more than one STRYPES shall be held at one time by the same Holder, the amount of cash which shall be deliverable to such Holder upon payment and discharge shall be computed on the basis of the aggregate number of STRYPES so held on the Maturity Date.

     SECTION 305.  NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

     (a) Whenever the Payment Rate Formula requires adjustment as herein provided, the Company shall:

          (i) forthwith compute the adjusted Payment Rate Formula in accordance with Section 303 of this Article Three and prepare a certificate signed by an officer of the Company setting forth the adjusted Payment Rate Formula, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the Trustee; and

          (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula pursuant to Section 303 of this Article Three (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the Holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined, provided that, in respect of any adjustment to the Maturity Price required pursuant to Section 303(a)(v), such notice need only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the Maturity Date, it being understood that, until the Maturity Date, the Payment Rate itself cannot be determined.

     (b) In case at any time while any of the STRYPES are outstanding the Company receives notice that:

          (i) CIBER shall declare a dividend (or any other distribution) on or in respect of the CIBER Common Stock to which Section 303(a)(i) or (iii) shall apply (other than any cash dividends and distributions, if any, paid from time to time by CIBER that do not constitute Extraordinary Cash Dividends);

          (ii) CIBER shall authorize the issuance to all holders of CIBER Common Stock of rights or warrants to subscribe for or purchase shares of CIBER Common Stock (other than rights to purchase shares of such CIBER Common Stock pursuant to a plan for the reinvestment of dividends or interest) or of any other subscription rights or warrants;

          (iii) there shall occur any conversion or reclassification of CIBER Common Stock (other than a subdivision or combination of outstanding shares of CIBER Common Stock) or any consolidation, merger or reorganization to which CIBER is a party and for which approval of any stockholders of CIBER is required, or the sale or transfer of all or substantially all of the assets of CIBER; or

          (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of CIBER or CIBER shall commence or have commenced against it a case under title 11 of the United States Code;

then the Company shall promptly cause to be delivered to the Trustee and any applicable Paying Agent and filed at the office or agency maintained for the purpose of payment and discharge of STRYPES on the Maturity Date in the Borough of Manhattan, The City of New York by the Trustee (or any applicable Paying Agent), and shall promptly cause to be mailed to the Holders of STRYPES at their last addresses as they shall appear in the Security Register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one is specified), a notice stating (x) the date, if known by the Company, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of such CIBER Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up has become, or is expected to become, effective or on which such bankruptcy case was commenced.

     (c) On or prior to the sixth Business Day preceding the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and will publish a notice in THE WALL STREET JOURNAL or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of CIBER Common Stock or cash (or any Marketable Securities that may be delivered pursuant to Section 303(b) of this Article Three) on the Maturity Date in accordance with Section 301 of this Article Three.

     SECTION 306. SHARES FREE AND CLEAR. The Company hereby warrants that upon payment and discharge of a STRYPES on the Maturity Date pursuant to this Supplemental Indenture, the Holder of a STRYPES shall receive all rights held by the Company in the Maturity Consideration with which such STRYPES is at such time payable and dischargeable pursuant to this Supplemental Indenture, free and clear of any and all liens, claims, charges and encumbrances, other than any liens, claims, charges and encumbrances which may have been placed on any Maturity Consideration by the prior owner thereof prior to the time such Maturity Consideration was acquired by the Company. Except as provided in
Section 401 of Article Four, the Company will pay all taxes and charges with respect to the delivery of Maturity Consideration delivered upon payment and discharge of STRYPES hereunder. In addition, the Company further warrants that the Maturity Consideration so delivered upon payment and discharge of STRYPES hereunder shall be free of any transfer restrictions (other than such as are solely attributable to any Holder's status as an affiliate of CIBER or of the issuer of any Marketable Security).

     SECTION 307. CANCELLATION OF STRYPES CERTIFICATES. Upon receipt by the Trustee of a STRYPES Certificate delivered to it for payment and discharge of the STRYPES evidenced thereby under this Article Three, the Trustee shall cancel and dispose of the same as provided in Section 309 of the Principal Indenture.


                                     ARTICLE FOUR

                                        TAXES

     SECTION 401. DOCUMENTARY, STAMP, TRANSFER OR SIMILAR TAXES. The Company will pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of CIBER Common Stock (or any Marketable Securities that may be delivered pursuant to Section 303(b) of Article Three) pursuant to this Supplemental Indenture; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the delivery of CIBER Common Stock (or any Marketable Securities that may be delivered pursuant to Section 303(b) of Article Three) in a name other than that in which the STRYPES so paid and discharged were registered, and no such transfer or delivery shall be made unless and until the Person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     SECTION 402. TREATMENT OF STRYPES. The parties hereto hereby agree, and each Holder of a STRYPES by its purchase of a STRYPES hereby agrees:

     (a) to treat, for all United States Federal, state and local tax purposes, each STRYPES as a unit (a "Unit") consisting of (A) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and
          (B) a forward purchase contract (the "Forward Contract") pursuant to which the Holder is irrevocably committed to use the principal payment due on the Debt Instrument to purchase on the Maturity Date the CIBER Common Stock which the Company is obligated to deliver at that time (subject to the Company's right to deliver cash with an equal value in lieu of the CIBER Common Stock), which treatment will require, among other things, each Holder that is subject to United States Federal income tax in connection with its ownership of the STRYPES to include currently in income payments denominated as interest that are made with respect to the STRYPES in accordance with such Holder's regular method of tax accounting;

     (b) in the case of purchases of STRYPES in connection with the original issuance thereof, (A) to allocate $_____ of the entire initial purchase price of a STRYPES (i.e., the issue price of a STRYPES) to the Debt Instrument component and to allocate the remaining $_____ of the entire initial purchase price of a STRYPES to the Forward Contract component and (B) to treat such acquisition of the

          STRYPES by the Holder as a purchase of the Debt Instrument by the Holder for $_____ and the making of an initial payment by the Holder with respect to the Forward Contract of $_____;

     (c) in the case of purchases and sales of STRYPES subsequent to the original issuance thereof, the purchase price paid (or received) by a Holder will be allocated by the Holder between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition);

     (d) to file all United States Federal, state and local income, franchise and estate tax returns consistent with the treatment of each STRYPES as a Unit consisting of the Debt Instrument and the Forward Contract (in the absence of any change or clarification in applicable law, by regulation or otherwise, requiring a different characterization or treatment of the STRYPES).

                                     ARTICLE FIVE

                           AMENDMENT OF CERTAIN PROVISIONS
                              OF THE PRINCIPAL INDENTURE

     SECTION 501. AMENDMENTS RELATING TO THE STRYPES. The Principal Indenture is hereby amended, solely with respect to the STRYPES, as follows:

     (a) By deleting Section 308 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 308. PERSONS DEEMED OWNERS. Prior to due presentment of a STRYPES Certificate for registration of transfer of STRYPES evidenced thereby, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such STRYPES Certificate is registered as the owner of the STRYPES evidenced thereby for the purpose of receiving delivery or payment of the Maturity Consideration in respect of, and (subject to Sections 305 and 307) interest on, such STRYPES and for all other purposes whatsoever, whether or not such STRYPES be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary."

     (b) By deleting Section 501 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 501. EVENTS OF DEFAULT. "Event of Default", wherever used herein with respect to STRYPES, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure to deliver or pay the Maturity Consideration on the Maturity Date; or

          (2) failure to pay any interest on any STRYPES when due, and continuance of such failure for a period of 30 days; or

          (3) failure to perform any other covenant of the Company in this Indenture (other than a covenant a failure in whose performance is elsewhere in this Section specifically dealt with), and the continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% of the aggregate issue price of the Outstanding STRYPES a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (5) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing."

     (c) By deleting Section 502 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 501(4) or 501(5)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the aggregate issue price of the Outstanding STRYPES may declare an amount equal to the issue price of all the STRYPES to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such amount shall become immediately due and payable in cash. If an Event of Default specified in Section 501(4) or 501(5) occurs, an amount equal to the issue price of all the STRYPES shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable in cash.

     At any time after such a declaration of acceleration has been made or an Event of Default specified in Section 501(4) or 501(5) has occurred, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, by written notice to the Company and the Trustee, may rescind and annul such declaration or Event of Default and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all STRYPES,

               (B) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the STRYPES, and

               (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          and

          (2) all Events of Default with respect to the STRYPES, other than the non-payment of the amount equal to the issue price of all the STRYPES due solely by reason of such declaration of acceleration or Event of Default specified in Section 501(4) or 501(5), have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon."

     (d) By deleting the first paragraph of Section 503 of the Principal Indenture in its entirety and inserting in its stead the following:

          "The Company covenants that, if default is made in the payment of any installment of interest on any STRYPES (other than interest due on the Maturity Date) when such interest becomes due and payable and such default continues for a period of 30 days, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such STRYPES, an amount equal to the issue price of all the STRYPES, the whole amount of interest then due and payable on such STRYPES and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue interest, at the rate borne by the STRYPES, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          The Company further covenants that, if the Maturity Consideration or any interest due on the Maturity Date is not delivered or paid in respect of any STRYPES on the Maturity Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such STRYPES, the Maturity Consideration then due and payable on such STRYPES, the whole amount of interest then due and payable on such STRYPES and, to the extent that payment of such interest shall be legally enforceable, interest on any Maturity Consideration that is overdue and on any overdue interest, at the rate borne by the STRYPES, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel."

     (e) By deleting Section 506 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 506. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Maturity Consideration or interest, upon presentation of the relevant STRYPES Certificate and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To the payment of any amounts then due and unpaid on the STRYPES in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such STRYPES; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto."

     (f) By deleting Section 508 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE THE MATURITY CONSIDERATION AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any STRYPES shall have the right, which is absolute and unconditional, to receive (subject to Section 502) payment of the Maturity Consideration and in respect of (subject to Sections 305 and 307) interest on such STRYPES and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder."

     (g) By deleting the first sentence of Section 513 of the Principal Indenture in its entirety and inserting in its stead the following:

     "The Holders of not less than a majority of the aggregate issue price of the Outstanding STRYPES may on behalf of the Holders of all STRYPES waive any past default hereunder and its consequences, except a default

          (1) in the delivery or payment of the Maturity Consideration or in the payment of interest on any STRYPES, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding STRYPES affected."

     (h) By deleting Section 801 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 801. CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, PROVIDED that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual delivery or payment of the Maturity Consideration in respect of and interest on all the STRYPES, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and
     (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition."

     (i) By deleting the first sentence of Section 902 of the Principal Indenture in its entirety and inserting in its stead the following:

     "With the consent of the Holders of not less than 66-2/3% of the aggregate issue price of the Outstanding STRYPES, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of STRYPES under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding STRYPES affected thereby,

          (1) change the Maturity Date or the Stated Maturity of any installment of interest on any STRYPES, or reduce the amount of Maturity Consideration deliverable or payable on the Maturity Date or reduce the amount of interest payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the Maturity, or change the provisions with respect to redemption of any STRYPES, or change any Place of Payment where, or the coin or currency in which, any interest on or any amount of cash payable with respect to any STRYPES is payable, or impair the right to institute suit for the enforcement of (i) any payment on or with respect to any STRYPES or (ii) the delivery or payment of the Maturity Consideration with respect to any STRYPES, or

          (2) reduce the percentage of the aggregate issue price of Outstanding STRYPES, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or

          (3) modify any of the provisions of this Section, or Section 513, or
     Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding STRYPES affected thereby.

     (j) By deleting Section 1001 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 1001. DELIVERY AND PAYMENT OF THE MATURITY CONSIDERATION AND INTEREST. The Company covenants and agrees for the benefit of the Holders of the STRYPES that it will duly and punctually deliver or pay the Maturity Consideration and interest on the STRYPES in accordance with the terms of the STRYPES and this Indenture."

     (k) By deleting Section 1003 of the Principal Indenture in its entirety and inserting in its stead the following:

     "SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Maturity Consideration or interest on any of the STRYPES, segregate and hold in trust for the benefit of the Persons entitled thereto consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due until such consideration shall be delivered or paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Maturity Consideration or interest on any STRYPES, deposit with a Paying Agent consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due, such consideration to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the STRYPES) in the making of any payment in respect of the STRYPES, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

     The Company may at any time, for any purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any consideration deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the interest on or delivery upon discharge of any STRYPES and remaining unclaimed for two years after such consideration has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such STRYPES shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust consideration, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of the STRYPES, or both, notice that such consideration remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such consideration then remaining will be repaid to the Company."

     SECTION 502. INTERPRETATION OF PRINCIPAL INDENTURE. Except as otherwise specifically provided in this Supplemental Indenture, whenever in the Principal Indenture there is mentioned, in any context, the principal of or principal amount of any Security of any series or a percentage in principal amount of the Outstanding Securities of any series, such mention shall be deemed to be, solely with respect to the STRYPES, the issue price of the STRYPES or a percentage of the aggregate issue price of the Outstanding STRYPES.

                                     ARTICLE SIX

                                    MISCELLANEOUS

     SECTION 601. EFFECT OF SUPPLEMENTAL INDENTURE. The Principal Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     SECTION 602. CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed included provision shall control.

     SECTION 603. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 604. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture or in the STRYPES shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

     SECTION 605. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the STRYPES, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     SECTION 606. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH STRYPES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH STRYPES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 607. EXECUTION IN COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 608. RESPONSIBILITY FOR RECITALS. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              MERRILL LYNCH & CO., INC.



                              By:
                                   ----------------------------
                                   Name:
                                   Title:


                              THE CHASE MANHATTAN BANK,
                              as Trustee



                              By:
                                   ----------------------------
                                   Name:
                                   Title:

                                      EXHIBIT A

                        [Form of Face of STRYPES Certificate]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________                                             ___________ STRYPES

CUSIP NO.


                              MERRILL LYNCH & CO., INC.

                 Structured Yield Product Exchangeable for Stock-SM-
                        ___% STRYPES-SM- Due ________ __, 2001

                        (Payable with Shares of Common Stock,
                      par value $.01 per share, of CIBER, Inc.)

                              Issue Price Per STRYPES: $

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay and discharge each STRYPES evidenced hereby on _________________ __, 2001 (the "Maturity Date") by delivering to _____________________________________, or registered assigns, a number of shares (such number of shares, the "Payment Rate") of common stock, par value $.01 per share ("CIBER Common Stock"), of CIBER, Inc. ("CIBER") (or, in the event there shall occur a

Reorganization Event, cash and/or Marketable Securities in lieu thereof) determined in accordance with the Payment Rate Formula (as defined below), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on such STRYPES from _________ __, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on _________, _______, ______ and _________ in each year, commencing _________,
1998, and on the Maturity Date, at the rate of $_____ per STRYPES per annum (or $_____ per STRYPES per quarter), until the Maturity Date or such earlier date on which the Issue Price of such STRYPES is repaid in accordance with the provisions described below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each a "Regular Record Date"). In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or this STRYPES Certificate) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date, and may be paid to the Person in whose name this STRYPES Certificate (or one or more Predecessor STRYPES Certificates) is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to Holders of STRYPES not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the STRYPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Payment Rate shall be determined in accordance with the following formula (the "Payment Rate Formula"), subject to adjustment as a result of certain dilution events relating to the CIBER Common Stock as provided for in the Indenture: (a) if the Maturity Price (as defined below) is greater than or equal to $____ (the "Threshold Appreciation Price"), _____ shares of CIBER Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than $ _____ (the "Initial Appreciation Cap"), a fractional share of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Appreciation Cap (such fractional share being calculated to the nearest 1/10,000th of a share of CIBER Common Stock or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share), (c) if the Maturity Price is less than or equal to the Initial Appreciation Cap but is greater than or equal to the Initial Price, one share of CIBER Common Stock per STRYPES, (d) if the Maturity Price is less than the Initial Price but is greater than or equal to $ _____ (the "Downside Protection Threshold Price"), a number of shares of CIBER Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Price and (e) if the Maturity Price is less than the Downside Protection Threshold Price, _____ shares of CIBER Common Stock per STRYPES. No fractional share of CIBER Common Stock shall be delivered on the Maturity Date.

     Notwithstanding the foregoing, the Company may, at its option, in lieu of delivering shares of CIBER Common Stock on the Maturity Date, deliver cash in an amount (calculated to the nearest 1/100th of a dollar per STRYPES or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar) equal to the value of such number of shares of CIBER Common Stock at the Maturity Price, all as provided in the Indenture. Such number of shares of CIBER Common Stock (or, in the event there shall occur a Reorganization Event as provided in the Indenture, cash and/or Marketable Securities in lieu thereof) or, at the Company's option, the amount of cash, in either case deliverable upon payment and discharge hereof is hereinafter referred to as the "Maturity Consideration." The term "Maturity Price" means, except as otherwise provided in the Indenture, the average Closing Price per share of CIBER Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date. The term "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. The term "Trading Day" means, with respect to any security, the Closing Price of which is being determined, a day on which such security (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security. The term "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

     Interest on the STRYPES evidenced hereby will be payable, and delivery of the Maturity Consideration in payment of the STRYPES evidenced hereby on the Maturity Date will be made, upon surrender of this STRYPES Certificate, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and payment of interest on the STRYPES evidenced by this STRYPES Certificate (and, if the Company elects to deliver cash in lieu of the CIBER Common Stock on the Maturity Date, the amount of cash payable on the Maturity Date) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.


     ADDITIONAL PROVISIONS OF THIS STRYPES CERTIFICATE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this STRYPES Certificate shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose. "Structured Yield Product Exchangeable for Stock" and "STRYPES" are service marks of Merrill Lynch & Co., Inc.


     IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:
                              MERRILL LYNCH & CO., INC.



                              By:  ________________________
                                   Name:
                                   Title:



Attest:  ______________________
        Name:
        Title:


                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This certificate evidences Securities of the series designated herein and referred to in the within-mentioned Indenture.


                              THE CHASE MANHATTAN BANK,
                              as Trustee



                              By:  _____________________________
                                        Authorized Officer

                      [Form of Reverse of STRYPES Certificate]

                             MERRILL LYNCH & CO., INC.

                  Structured Yield Product Exchangeable for Stock
                        ___% STRYPES Due _________ __, 2001

                       (Payable with Shares of Common Stock,
                     par value $.01 per share, of CIBER, Inc.)


     This STRYPES Certificate evidences part of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee, as amended and supplemented by that certain Eleventh Supplemental Indenture dated as of _________ __, 1998 (the "Supplemental Indenture") (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended, restated and supplemented from time to time, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. Dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase and analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This STRYPES Certificate evidences Securities of the series designated as Structured Yield Product Exchangeable for Stock, ___% STRYPES Due ______ __, 2001 (each, a "STRYPES").

     The STRYPES are not redeemable at the option of the Company prior to the Maturity Date. The STRYPES are not subject to any sinking fund or other mandatory redemption provisions. The STRYPES are not payable at the option of the Holders prior to the Maturity Date.

     If an Event of Default with respect to the STRYPES, as defined in the Indenture, shall occur and be continuing, then an amount equal to the issue price of all the STRYPES may be declared immediately due and payable in cash in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the STRYPES under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% of the aggregate issue price of the Outstanding STRYPES. The Indenture also contains provisions permitting the Holders of a majority of the aggregate issue price of the Outstanding STRYPES, on behalf of the Holders of all STRYPES, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the STRYPES. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of the STRYPES evidenced by this STRYPES Certificate and of any STRYPES evidenced by a STRYPES Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent of waiver is made upon this STRYPES Certificate.

     No reference herein to the Indenture and no provision of this STRYPES Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to deliver or pay the interest on, and Maturity Consideration in respect of, the STRYPES evidenced by this STRYPES Certificate at the times, place and rate, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the STRYPES evidenced by this STRYPES Certificate are transferable on the Security Register of the Company, upon surrender of this STRYPES Certificate for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new STRYPES Certificates, evidencing the same aggregate number of STRYPES, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

     This STRYPES Certificate shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this STRYPES Certificate is registered as the owner of the STRYPES evidenced hereby for the purpose of receiving payment as herein provided and for all other purposes, whether or not the STRYPES be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Capitalized words and phrases used in this STRYPES Certificate and not otherwise defined shall have the meanings ascribed to them in the Indenture.

                                    ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                                       UNIF GIFT MIN ACT--______Custodian_______
TEN COM--as tenants in common                             (Cust)         (Minor)
TEN ENT--as tenants by the entireties                     under Uniform Gifts to
JT TEN--as joint tenants with right                       Minors Act ___________
          of survivorship and not as                                   (State)
          tenants in common

     Additional abbreviations also may be used though not in the above list.

                                      ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR TAXPAYER I.D. OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

___________________________ STRYPES and all rights thereunder, hereby irrevocably constituting and appointing______________________________

attorney to transfer said STRYPES on the books of the Company, with full power of substitution in the premises.

Dated:

                    ------------------------------------------------------------
                    NOTICE: The signature to this assignment must correspond with the name as written on the face of the within Security in every particular, without alteration or enlargement or any change whatever.